EXHIBIT 99.1


FROM: Michael Porter, President-Investor Relations Linda Decker, Vice President-Investor Relations Christian Pflaumer, V.P./Media Relations
                      Porter, LeVay & Rose, Inc.
                      (212) 564-4700

COMPANY
CONTACT: T. Scott Cobb, President and Chief Executive Officer Michael J. Boling, Executive Vice President and CFO SCB Computer Technology, Inc.
                      (901) 754 - 6577


                          SCB COMPUTER TECHNOLOGY, INC.
                   TO ACQUIRE NATIONAL SYSTEMS & RESEARCH CO.
                        Increases Federal Practice by 50%
                      Increases Government Practice by 33%
                         SCB Backlog up to $300 million

MEMPHIS,  Tennessee  (May 28,  2003) -- SCB  Computer  Technology,  Inc.
(OTC BB: SCBI) has entered into a definitive agreement to acquire National Systems & Research Co. of Colorado Springs, Colorado.

National Systems & Research Co. (NSR) is a privately held provider of information technology solutions and other business processes to numerous agencies of the United States Government, including The Bonneville Power Authority and the USDA, as well as numerous state governments, including Colorado, California, Missouri, Vermont, Texas and Washington. NSR will give SCB four new state markets bringing the total to 32 states in which SCB does business. For the year ended September 30, 2002, NSR reported revenues in excess of $28 million. NSR has contracts with an estimated backlog, including all renewals options, in excess of $125 million over the next nine years. CFA Technology Partners of Colorado Springs served as advisor to NSR.

The acquisition is expected to close by August 2003 based upon the satisfaction of several closing conditions including the resolution of certain legal matters and finalization of the financing.

                                                     -more-
"We are delighted to add the services and excellent personnel of NSR to SCB," said T. Scott Cobb, President and Chief Executive Officer of SCB Computer Technology, Inc. "This acquisition, along with the purchase in February of Remtech Services, Inc. further strengthens SCB's position as one of the preeminent firms providing IT services to governmental agencies, a market estimated to be worth more than $100 billion. NSR gives us entry into the large solution customers in both federal and state sectors. Closing the acquisition will increase our federal practice by 50% and our government practice by 33% with a long-term contract backlog of $300 million. The NSR acquisition is expected to have a positive impact on our April 30, 2004 results. Our goals in SCB's acquisition program are to add to our governmental capabilities and increase our IT solutions capabilities. NSR has been in business for over 23 years with a focus on federal and state government agencies, and with their core competencies in large consulting and outsourcing engagements.," he continued.

Celestino Archuleta, Chairman and CEO of NSR, said the Colorado-based company had been seeking to merge into a larger organization whose industry focus and core competencies complemented its own. "We are impressed with SCB's management and future plans. Their commitment to the government information technology sector fits very well with our strengths and we look forward to working with SCB in expanding our core competencies of consulting and outsourcing, especially with agencies of the federal government."

Founded in 1980, NSR has grown rapidly in capability and staff and now has employees working throughout the United States. NSR offers a wide range of IT services, including eGovernment implementations, system architecture and information systems security, system and network administration, legacy systems modernization, automated judicial information systems, and outsourced IT technical, management and administrative support.

SCB Computer Technology, Inc., based in Memphis, Tennessee, is a leading provider of information technology consulting, outsourcing, and staffing services to agencies of the United States and state and local governments, and commercial enterprises, including a number of Fortune 500 companies. Since its inception over a quarter-century ago, SCB has consistently delivered top-quality, cost-effective IT services through long-term engagements with its clients. For additional information, visit SCB's website at http://www.scb.com.

Certain statements in this document relate to future expectations and as such are forward-looking statements involving known and unknown risks and uncertainties that may cause actual results, performance or achievements related to this transaction to be different from those expressed or implied in the forward-looking statements. All statements other than statements of historical fact made in this press release are forward-looking statements. Forward-looking statements reflect management's current assumptions, beliefs, and expectations and are subject to risks and uncertainties, including those discussed in the company's filings with the Securities and Exchange Commission (including the company's annual report on Form10-K for the fiscal year ended April 30, 2002), that could cause actual results to differ materially from historical or anticipated results. Factors which could cause actual results to differ materially from those in the forward-looking statements include but are not limited to the renewal of federal and state contracts, competition, the ability to successfully integrate the businesses of NSR and SCB, and interest cost on acquisition debt. The company undertakes no obligation to update the forward-looking information except as required by law.
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